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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                October 5, 1998

                           ADVANCED MATERIALS GROUP, INC.
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              (Exact name of registrant as specified in its charter)


           Nevada                       0-16401                33-0215295
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(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


20211 S. Susana Road, Rancho Dominguez, CA                         90221
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (310) 537-5444



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        (Former Name or Former Address, If Changed Since Last Report)



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ITEM 5.  OTHER MATTERS

     Reference is made to Item 3 of Registrant's Annual Report on Form 10-KSB for the year ended November 30, 1997. On October 5, 1998, a judgment was entered, in the United States District Court for the Eastern District of California, against the Registrant's Condor Utility Products, Inc. subsidiary (Condor) for breach of a requirements contract. The verdict, in favor of Vern and Shirley Auten and d/b/a Aglo Plastics Co., was in the amount of $382,500. The Autens may also be entitled to pre-judgment interest and attorney's fees. These amounts cannot be reasonably determined at this time.

     Condor prevailed on a related patent infringement claim. The jury was unable to reach a verdict in a separate claim by the Autens against Condor and Mr. Gary Valiska, the founder of Condor, for intentional infliction of emotional distress, and that claim has been remanded to state court for retrial.

     The breach of contract and emotional distress actions were originally filed prior to the Registrant's acquisition of Condor in 1993. As part of the stock purchase agreement, the Registrant negotiated an indemnification agreement with Mr. Valiska, which requires Mr. Valiska to indemnify the Registrant for 75% of any judgment. At this time it is uncertain what, if any, amounts may be collected under the indemnification agreement.

     The Registrant is currently reviewing all options, including the possibility of an appeal. The Registrant firmly believes that the facts do not support either the verdict or the amount of damages in this case.





                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: October 9, 1998                   ADVANCED MATERIALS GROUP, INC.



                                         By: /s/ J. DOUGLAS GRAVEN
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                                             J. Douglas Graven,
                                             Vice President, Chief Financial
                                             Officer and Secretary




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